EXHIBIT 10.73





                                  MEDICON, INC.
                        TIME ACCELERATED RESTRICTED STOCK
                        OPTION PLAN FOR CERTAIN EMPLOYEES














































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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

SECTION 1.     Purpose  . . . . . . . . . . . . . . . . . .                    1

SECTION 2.     Administration . . . . . . . . . . . . . . .                    1

SECTION 3.     Eligibility  . . . . . . . . . . . . . . . .                    2

SECTION 4.     Shares of Stock Subject to the Plan  . . . .                    2

     4.1       Reserved Shares. . . . . . . . . . . . . . .                    2
     4.2       Type of Shares . . . . . . . . . . . . . . .                    2

SECTION 5.     Certain Definitions  . . . . . . . . . . . .                    2

SECTION 6.     Stock Options  . . . . . . . . . . . . . . .                    4

     6.1       Grant and Type of Stock Options  . . . . . .                    4
     6.2       Agreements Evidencing Options  . . . . . . .                    4
     6.3       Special ISO Requirements . . . . . . . . . .                    5
     6.4       Exercisability of Options  . . . . . . . . .                    5
     6.5       Payment of Option Price  . . . . . . . . . .                    7
     6.6       Termination of Employment  . . . . . . . . .                    8
     6.7       Puts and Calls . . . . . . . . . . . . . . .                    9

SECTION 7.     Amendment of the Plan; Modification
               of Options . . . . . . . . . . . . . . . . .                   11

     7.1       Plan Amendments  . . . . . . . . . . . . . .                   11
     7.2       Option Modifications.  . . . . . . . . . . .                   12

SECTION 8.     Restrictions . . . . . . . . . . . . . . . .                   12

     8.1       Consent Requirements . . . . . . . . . . . .                   12
     8.2       Consent Defined  . . . . . . . . . . . . . .                   12

SECTION 9.     Nontransferability . . . . . . . . . . . . .                   13

SECTION 10.    Withholding Taxes  . . . . . . . . . . . . .                   13

     10.1      General  . . . . . . . . . . . . . . . . . .                   13
     10.2      Use of Shares  . . . . . . . . . . . . . . .                   13

SECTION 11.    Adjustments  . . . . . . . . . . . . . . . .                   14

     11.1      Upon Changes in Capitalization . . . . . . .                   14
     11.2      Other  . . . . . . . . . . . . . . . . . . .                   14

SECTION 12.    Right of Discharge Reserved  . . . . . . . .                   14













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SECTION 13.    No Rights as a Shareholder . . . . . . . . .                   15

SECTION 14.    Nature of Payments . . . . . . . . . . . . .                   15

     14.1      Consideration  . . . . . . . . . . . . . . .                   15
     14.2      Other Plans  . . . . . . . . . . . . . . . .                   15
     14.3      Waiver . . . . . . . . . . . . . . . . . . .                   15

SECTION 15.    Non-Uniform Determinations . . . . . . . . .                   15

SECTION 16.    Other Payments or Options  . . . . . . . . .                   16

SECTION 17.    Reorganization . . . . . . . . . . . . . . .                   16

SECTION 18.    Governing Law  . . . . . . . . . . . . . . .                   17

SECTION 19.    Headings . . . . . . . . . . . . . . . . . .                   17

SECTION 20.    Effective Date; Term . . . . . . . . . . . .                   17

     20.1      Effective Date . . . . . . . . . . . . . . .                   17
     20.2      Term   . . . . . . . . . . . . . . . . . . .                   17









































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                                  MEDICON, INC.
                        TIME ACCELERATED RESTRICTED STOCK
                        OPTION PLAN FOR CERTAIN EMPLOYEES


SECTION 1.     Purpose.
               -------


          The purpose of this Plan (as defined in Section 5) is to promote the interests of Medicon, Inc. (the "Company") by (a) attracting, motivating and retaining executive personnel of outstanding ability; (b) focusing the attention of executive management on achievement of sustained long term results; (c) fostering management's attention on overall corporate performance and thereby promoting cooperation and teamwork among management of the operating units; and
(d) providing executives with a direct economic interest in the attainment of demanding long term business objectives.


SECTION 2.     Administration.
               --------------


          2.1 The Plan shall be administered by the compensation committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), which Committee shall consist of two or more directors, and, to the extent necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act"), or any successor rule thereto, each director shall be a "disinterested person" within the meaning of the Act. To the extent necessary to comply with section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), each Committee member shall be intended to be an "outside director" within the meaning of the Code; provided, however, that if such member is not an outside director his or her action shall be valid nonetheless. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

          2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any option agreements executed pursuant to the Plan, (c) to prescribe, amend and rescind rules relating to the Plan, (d) to make any determination necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) to determine EBITDA (as defined in Section 5), and
(g) to determine and to adjust Minimum and Maximum EBITDA Targets.
























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                                                                               2

          2.3 The determination of the Committee on all matters relating to the Plan or any option agreement shall be conclusive.

          2.4 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

          2.5 Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board, and (b) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In either of the foregoing events, the term Committee as used herein shall mean the Board.

SECTION 3.     Eligibility.
               -----------

          Options under the Plan may be granted to such key employees (including officers and directors) of the Company ("grantees") as the Committee shall from time to time in its sole discretion select.

SECTION 4.     Share of Stock Subject to the Plan.
               ----------------------------------

          4.1  Reserved Shares.    Subject to Section 11 (relating to
               ---------------
adjustments upon changes in capitalization), the aggregate number of shares of Stock (as defined in Section 5) that may be acquired under the Plan by all eligible individuals pursuant to options granted hereunder shall not exceed 282,677 shares and the aggregate number of shares that may be acquired by any one individual pursuant to options granted hereunder shall not exceed 96,973 shares. Without limiting the generality of the foregoing, shares of Stock covered by options granted under the Plan that expire, terminate or are canceled for any reason (other than exercise or other than an option, or part thereof, that is canceled by the Committee and for which cash is paid in respect thereof) shall again become available for award under the Plan.

          4.2  Types of Shares.    Shares of Stock subject to issuance pursuant
               ---------------
to the Plan shall be authorized and unissued shares or treasury shares.

SECTION 5.     Certain Definitions.
               -------------------

          5.1 "Cumulative Exercisability Percentage" shall mean the extent to which at any given time the option is currently exercisable (expressed as a percentage) with




















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                                                                               3

respect to shares of Stock subject thereto. The Cumulative Exercisability Percentage on the Effective Date is zero.

          5.2 "EBITDA" shall have the same meaning as in the Amended and Restated Articles of Incorporation, and shall be determined on a consolidated basis for the Company and its subsidiaries as reflected in the audited consolidated financial statements of the Company and its subsidiaries for the applicable Fiscal Year.

          5.3  "Effective Date" shall mean January 1, 1995.

          5.4 "Fair Market Value" shall mean, with respect to each share of Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which such Stock is listed or admitted for trading or (b) if such Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for such Stock, in either case as reported on the Automatic Quotation System of NASDAQ or a similar service if NASDAQ is no longer reporting such information. If the Stock is not listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service on such date, Fair Market Value shall be determined by the Committee in its sole discretion.

          5.5 "Fiscal Year" shall mean the calendar year ending December 31, whether or not such period is the fiscal year of the Company.

          5.6 "Maximum EBITDA Target" shall mean, with respect to a Fiscal Year, the Maximum EBITDA Target specified for such Fiscal Year in the individual option agreements.

          5.7 "Minimum EBITDA Target" shall mean, with respect to a Fiscal Year, the Minimum EBITDA Target specified for such Fiscal Year in the individual option agreements.

          5.8 "Nine Year Vesting Date" shall mean the completion of nine years after the date of grant of an option, upon which time such option will become fully exercisable if not fully exercisable or expired prior thereto.

          5.9 "Performance Cycle" shall mean the period commencing on the Effective Date and ending on December 31, 1999.















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                                                                               4

          5.10 "Plan" shall mean the Medicon, Inc. Time Accelerated Restricted Stock Option Plan for Certain Employees.

          5.11 "Stock" shall mean the Class A common stock, no par value, of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

SECTION 6.     Stock Options.
               -------------

          6.1  Grant and Type of Stock Options.
               -------------------------------

               (a)  General.  Subject to the terms of the Plan, the Committee
                    -------
may grant options to purchase shares of Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine in accordance with applicable law.

               (b)  Types of Options Under Plan.  Options granted under the Plan
                    ---------------------------
may be either:  (i) "nonqualified" stock options subject to the provisions of section 83 of the Code, or (ii) options intended to qualify for incentive stock option treatment described in Code Section 422.

          6.2  Agreements Evidencing Options.
               -----------------------------

               (a)  General.  Options granted under the Plan shall be evidenced
                    -------
by written agreements, which shall (i) contain such provisions, not inconsistent with the terms of the Plan, as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "option agreements."
If the grantee is party to an employment or consulting agreement the terms of which relate to stock options and which are inconsistent with the terms of any such option agreement, the terms of such employment or consulting agreement shall govern with respect to any terms relating to options granted hereunder.

               (b)  Certain Terms. Each option agreement shall set forth the
                    -------------
number of shares of Stock subject to the option granted thereby and the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. Options shall be granted with an exercise price of no less than Fair Market Value at the time of grant. Each option agreement shall set forth the period during which and the conditions subject to which the option evidenced thereby shall become exercisable.















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                                                                               5

          6.3  Special ISO Requirements.
               ------------------------

          In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code section 424(a) applies. The aggregate Fair Market Value, determined as of the date an option is granted, of the Stock for which any grantee may be awarded incentive stock options which are first exercisable by the grantee during any calendar year under the Plan (and any other stock option plan to be taken into account under Code section 422(d) shall not exceed $100,000. If an option granted under the Plan is intended to be an incentive stock option, the option exercise price may not be less than Fair Market Value of the Stock on the date of its grant, and if the grantee at the time of grant, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the Fair Market Value of the Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

          6.4  Exercisability of Options.
               -------------------------

               (a)  Basic Exercisability Requirements. The options shall be
                    ---------------------------------
first exercisable with respect to the shares of stock subject thereto, only if
(i) the Nine Year Vesting Date is reached upon which time the options shall be fully exercisable, or (ii) an earlier date at which the Cumulative Exercisability Percentage is greater than zero. An option may be exercised only with respect to the applicable Cumulative Exercisability Percentage of the number of shares covered by such option until reaching the Nine Year Vesting Date, upon which time the option will be 100% exercisable.

               (b)  EBITDA Targets.  The Minimum EBITDA Target and the Maximum
                    --------------
EBITDA Target for any Fiscal Year are set forth in the individual option agreements and are subject to Committee determination as set forth in such option agreements. The Minimum and Maximum EBITDA Targets for various Fiscal Years can be adjusted by the Committee (prior to such Fiscal Year), but it is the intention that if















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so adjusted by the Committee the Maximum EBITDA Target for each succeeding
Fiscal Year shall be no less 125% of the actual EBITDA for the prior Fiscal Year and the Minimum EBITDA Target for each succeeding Fiscal Year shall be no less than 121.25% of the actual EBITDA for the prior Fiscal Year.

               (c)  Determination of Cumulative Exercisability Percentage.
                    -----------------------------------------------------

                    (i)  Expiration.    If (A) a grantee's Minimum EBITDA Target
                         ----------
     is not achieved in any Fiscal Year and (B) a grantee's employment is terminated prior to the Nine Year Vesting Date, then none of the grantee's options which have been or may be granted under this Plan shall be exercisable and all such options shall be cancelled.

                    (ii) Cumulative Exercisability Percentage.   If the Minimum
                         ------------------------------------
     EBITDA Target is achieved for any Fiscal Year during the Performance Cycle, the Cumulative Exercisability Percentage will be increased by ten percentage points at the end of such Fiscal Year. If the Maximum EBITDA Target is achieved for any Fiscal Year during the Performance Cycle, the Cumulative Exercisability Percentage will be increased by twenty percentage points at the end of such Fiscal Year. If the actual EBITDA for such Fiscal Year falls between the Minimum EBITDA Target and Maximum EBITDA Target for any Fiscal Year during the Performance Cycle, the Cumulative Exercisability Percentage will be increased by between ten and twenty percentage points to be calculated on a straight-line interpolation basis.

               (d)  Carryover for Targets Not Met.     For each Fiscal Year
                    -----------------------------
during the Performance Cycle in which the Maximum EBITDA Target is not satisfied, the difference between twenty percentage points and the actual increase in the Cumulative Exercisability Percentage for such Fiscal Year (the "Missed Target Percentage") shall be carried over to the subsequent five Fiscal Years (regardless of whether or not they fall with the Performance Cycle). One-fifth of the Missed Target Percentage will be available for each such year if the Maximum EBITDA Target is met for such year, one-tenth of the Missed Target Percentage will be available for each such year if the Minimum EBITDA Target is met for such year, and if the EBITDA falls between the Minimum EBITDA Target and the Maximum EBITDA Target between one-fifth and one-tenth of the Missed Target Percentage will be available calculated on a straight-line interpolation basis. The Committee will set the Minimum and Maximum EBITDA Targets for Fiscal Years beyond the Performance Cycle.


















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                                                                               7

               (e)  General Exercisablity Provisions.
                    --------------------------------

                    (i) Each option shall terminate and cease to be exercisable on the tenth anniversary of the date of grant thereof; and

                    (ii) Each option, once exercisable, may be exercised from time to time as to all or part of the full number of shares as to which such option shall then be exercisable.

               (f)  Notice of Exercise; Exercise Date.
                    ---------------------------------

                    (i) An option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 6.5.

                    (ii) For purposes of the Plan, the "option exercise date" shall be deemed to be the first business day immediately following the date written notice of exercise is received by the Company.

          6.5  Payment of Option Price.
               -----------------------

               (a)  Tender Due Upon Notice of Exercise.     Unless the
                    ----------------------------------
applicable option agreement otherwise provides or the Committee in its sole discretion otherwise determines, (i) any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased and (ii) the grantee shall have no right to receive shares of Stock with respect to an option exercise prior to the option exercise date.

               (b)  Manner of Payment.  Payment of the option exercise price
                    -----------------
shall be made in any combination of the following:

                    (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

                    (ii) with the consent of the Committee in its sole discretion, by personal check (subject to collection); and

                    (iii) if and to the extent provided in the applicable option agreement, by delivery of previously acquired shares of Stock owned by the grantee for at least six months having a Fair Market Value (determined as of the option exercise date) equal to the portion of the option exercise price being paid














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                                                                               8


     thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under
     Section 16(b) of the Act or any other federal or state securities laws, rules or regulations and does not require any Consent (as defined in Section 8.2).

               (c)  Issuance of Shares. As soon as practicable after receipt of
                    ------------------
full payment, the Company shall, subject to the provisions of Section 8, deliver to the grantee one or more certificates for the shares of Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

          6.6  Termination of Employment.
               -------------------------

               (a)  General Rule.   All options granted to a grantee shall
                    ------------
terminate and no longer be exercisable upon such grantee's termination of employment for any reason, except to the extent post-employment exercise of the exercisable portion of an option is permitted in accordance with this Section 6.6.

               (b)  Cause.  All options granted to a grantee shall terminate
                    -----
and expire on the day the grantee's employment with the Company and its subsidiaries is terminated for Cause. For purposes of the Plan, a grantee's employment shall be deemed to be terminated for "Cause" if (i) such grantee is discharged following the conviction of the grantee of any felony involving intentional conduct on the part of the grantee, the conviction of the grantee of any lesser crime or offense involving the illegal use or conversion of property of the Company or its subsidiaries, the willful misconduct by the grantee in connection with the performance of the grantee's duties or the violation of any nonsolicitation, confidentiality or noncompetition covenant specified in an employment agreement or other contractual arrangement, or (ii) such grantee terminates his employment with the Company and its subsidiaries and the Committee determines, within 90 days after the grantee's termination date, that such grantee's employment could have been terminated for Cause pursuant to clause (i).

               (c)  Death and Disability.    If a grantee's employment with the
                    --------------------
Company and its subsidiaries terminates by reason of death or disability (as defined in section 22(e)(3) of the Code), such grantee's options shall be exercisable, but only to the extent already exercisable immediately prior to such death or disability, by the grantee under Section 6.4 hereof, or as the case may be, by













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                                                                               9

such grantee's court-appointed legal representative or, in the case of the grantee's death, by the person or persons to whom such options pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution). Such options shall remain exercisable through and until the earlier of (i) in the case of a grantee who dies or becomes disabled, one year after the grantee's termination by reason of death or disability, (ii) the date on which such options terminate or expire in accordance with the other provisions of the Plan and the option agreement.

               (d)  Regular Termination; Leaves of Absence. If the grantee's
                    --------------------------------------
employment terminates for reasons other than as provided in Section 6.6(b) or
(c), the portion, if any, of options granted to such grantee that were exercisable immediately prior to such termination of employment may be exercised until the earlier of (i) 90 days after the grantee's date of termination, and
(ii) the date on which such options terminate or expire in accordance with the other provisions of the Plan and the option agreement. The Committee may in its discretion determine (x) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of the Plan and (y) the impact, if any, of any such leave on outstanding awards under the Plan.

          6.7  Puts and Calls.
               --------------

               (a)  Call Option.   Upon termination of the grantee's employment
                    -----------
with the Company and its subsidiaries, the Company shall have an option to purchase from such grantee (or from any legal representative or transferee, by will or the laws of descent and distribution or otherwise, of such grantee) all or any portion of shares ("option shares") acquired by such grantee pursuant to the exercise of options granted under this Plan (the "call option"). Such call option may be exercised during the later of the following periods: (i) the 120-day period following the date of the grantee's termination of employment or (ii) the 120-day period following the expiration of six months from the acquisition of the option shares. Such call option shall be at a purchase price per share equal to (i) if the grantee's employment terminates other than for Cause, "Put/Call Value" (as defined in the next sentence and as determined on the date of the written notice described in Section 6.7(c)), and (ii) if the grantee's employment with the Company and its subsidiaries terminates for Cause, the lesser of Put/Call Value (determined on the date of the written notice described in Section 6.7(c)) and the option exercise price. Such call option shall have no applicability if the Stock is publicly traded on a national securities exchange, throughout such 120-day period except
















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                                                                              10

in the event the grantee's employment is terminated for Cause. "Put/Call Value" shall mean: if the Stock is listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service on such date, Fair Market Value as defined above; and if the Stock is not listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service on such date, the value equal to four times the EBITDA for the 12-month period ending at the end of the month proceeding the put or call exercise divided by the outstanding "Shares" (as such term is defined in the Amended and Restated Articles of Incorporation) unless the Committee determines that it does not reflect the Fair Market Value, in which case it shall mean the Fair Market Value.

               (b)  Pub Option Upon Death or Disability.    Upon termination of
                    -----------------------------------
the grantee's employment with the Company and its subsidiaries by reason of death or disability, the grantee, the grantee's court-appointed legal representative (or person or the persons to whom such options pass under the grantee's will or, if applicable, pursuant to the laws of descent and distribution) may cause the Company to purchase the option shares (the "put option"). Such put option may be exercised during the later of the following two periods: (i) the 120-day period following the date that the grantee's employment terminates by reason of death or disability, or (ii) the 120-period following the expiration of six months from the acquisition of the option shares. Such put option shall be for a purchase price per share equal to Put/Call Value (as defined in the previous paragraph and as determined on the date of the written notice described in Section 6.7(c)). Such put option shall have no applicability if (i) the Stock is publicly traded on a national securities exchange throughout such 120-day period or (ii) such purchase by the Company would (x) constitute or cause a breach or violation of, or a default (whether immediately or with notice or lapse of time or both) under, any debt agreement of the Company or of any of its subsidiaries (whether currently in existence or entered into subsequent to the date hereof), (y) require the consent or approval of the holders of any class of the Company's capital stock pursuant to the Company's Amended and Restated Articles of Incorporation and such consent or approval is not obtained, or (z) violate any law applicable to the Company.

               (c)  Closing.  To the extent applicable, the call and put options
                    -------
described in Sections 6.7(a) and (b) shall be exercisable by delivering to the grantee or the Company, as the case may be, within such 120-day period, written notice of intention to exercise such option. The closing of the purchase and sale of shares of Stock pursuant to the exercise of such options shall take place on the 15th















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                                                                              11

day (or if not a business day, the next business day) following the date of the written notice at the offices of the Company. At such closing, the grantee shall deliver to the Company, duly endorsed for transfer, certificates representing all of the shares of Stock being purchased and sold at such closing against payment therefor which, at the option of the Company, shall be made either by certified or bank cashier's check for the purchase price.

               (d)  Option Cancellation.     During the 120-day period following
                    -------------------
the date the grantee's employment with the Company and its subsidiaries terminates, or in connection with a Change of Control (as such term is defined in the Amended and Restated Articles of Incorporation), the Committee, in its discretion, by written notice to the grantee may cancel all options then exercisable (as determined under Section 6.4 hereof), or any part thereof, and the Company shall pay to the grantee, as soon as practicable thereafter, an amount in cash equal to the excess of (i) the aggregate Fair Market Value of the shares of Stock subject to the option or part thereof canceled (determined as of the date the Committee provides written notice thereof to the grantee) over (ii) the aggregate option exercise price of the shares of Stock subject to the option or part thereof canceled.

SECTION 7.     Amendment of the Plan; Modification of Options.
               ----------------------------------------------

          7.1  Plan Amendments.    The Committee may, without shareholder
               ---------------
approval, at any time and from time to time, suspend, discontinue or amend the Plan in any respect whatsoever, except that no such amendment shall materially and adversely impair any rights under any option theretofore granted under the Plan without the consent of the grantee of such option. Furthermore, except as and to the extent otherwise permitted by Section 11 or 17, no such amendment shall, without shareholder approval:

               (a) Subject to Section 7.2, materially increase the benefits accruing to grantees under the Plan;

               (b) materially increase, beyond the amounts set forth in Section 4, the number of shares of Stock in respect of which options may be issued under the Plan;

               (c) materially modify the designation in Section 3 of the class of persons eligible to receive options under the Plan;


















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                                                                              12

               (d) provide for the grant of options having an exercise price of less than a 100% of the Fair Market Value of Stock on the date of grant;

               (e) permit any stock option to be exercisable more than ten years after the date of grant;

               (f)  extend the term of the Plan beyond the period set forth in
     Section 20;

               (g) if the Company has a class of equity securities registered under Section 12 of the Act at the time of such proposed amendment result in an "material increase" in the benefits accruing to participants under the Plan, as provided in 17 C.F.R. Section 240.16(b)-3(b)(2)(C) as interpreted by the Securities and Exchange Commission in interpretative guidance; or

               (h) would result in a material modification of the Plan within the meaning of Code section 162(m) that would require shareholder approval if the Plan is intended to qualify under section 162(m) of the Code as performance based compensation.

          7.2  Option Modifications.    With the consent of the grantee and
               --------------------
subject to the terms and conditions of the Plan, the Committee may, in its sole discretion, amend outstanding option agreements with such grantee, including, without limitation, any amendment that would (i) accelerate the time or times at which an option may become exercisable and/or (ii) extend the scheduled termination or expiration date of the option.


SECTION 8.     Restrictions.
               ------------

          8.1  Consent Requirements.    If the Committee shall at any time
               --------------------
determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any option under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, if (i) the Company may make any payment under the Plan in cash, Stock or both and (ii) the Committee determines that a Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to














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                                                                              13

determine not to make any payment whatsoever until such Consent has been obtained.

          8.2  Consent Defined.    The term "Consent" as used herein with
               ---------------
respect to any Plan Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other regulatory organization or under any federal, state or local law, rule or regulation, (b) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other regulatory organization, (c) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (d) any and all consents, waivers, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any of its subsidiaries and (e) any and all consents and approvals in respect of any Plan Action by the holders of any class of the Company's capital stock pursuant to the Company's Amended Restated Articles of Incorporation.


SECTION 9.     Nontransferability.
               ------------------

          No option granted to any grantee shall be assignable or transferable by the grantee (whether by operation of law or otherwise and whether voluntarily or involuntarily) other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any option granted to the grantee shall be exercisable only by the grantee or the grantee's court-appointed legal representative.


SECTION 10.    Withholding Taxes.
               -----------------

          10.1 General.  Whenever under the Plan shares of Stock are to be
               -------
delivered pursuant to an option, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan, the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related













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                                                                              14

thereto or to the delivery of any shares of Stock under the Plan.

          10.2 Use of Shares. Subject to the Committee's consent, a grantee may
               -------------
elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Stock owned by the grantee for at least six months (or such other period as the Committee may determine) having a Fair Market Value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act or any other federal or state securities laws, rules or regulations.


SECTION 11.    Adjustments.
               -----------

          11.1 Upon Changes in Capitalization.    To the extent specified by the
               ------------------------------
Committee, the number of shares of Stock that may be issued pursuant to options under the Plan, the number of shares of Stock subject to options, the exercise price of options theretofore granted under the Plan and the amount payable by a grantee in respect of an option shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Stock resulting from the subdivision or combination of shares of Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Stock effected without receipt of consideration by the Company; provided that any options covering fractional shares of Stock resulting from any such adjustment shall be eliminated. Adjustments under this Section 11 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

          11.2 Other.    In the event of any acquisition, divestiture or any
               -----
other corporate transaction of any kind involving the Company or its subsidiaries which the Committee, in its discretion, determines to be of such a kind or nature as to make appropriate an amendment or adjustment to the Plan in order to effectuate the intent and purposes of the Plan, the Committee, in its discretion, may make such amendment or adjustment. Without limiting the generality of the foregoing, the Committee, in its discretion, may, in connection with any such corporate transaction, (a) reduce or increase the Minimum EBITDA Targets and/or the Maximum EBITDA Targets and/or (b) amend any other terms or provisions of the Plan, all as it deems















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                                                                              15

appropriate to effectuate the intent and purposes of the Plan.


SECTION 12.    Right of Discharge Reserved.
               ---------------------------

          Nothing in the Plan or in any option agreement shall confer upon any person the right to continue in the employment of the Company or any subsidiary or affect or restrict any right which the Company or any subsidiary may have to terminate the employment of such person.


SECTION 13.    No Rights as a Shareholder.
               --------------------------

          No grantee or other person shall have any of the rights of a shareholder of the Company with respect to shares of Stock subject to an option until the issuance of a stock certificate to such grantee for such shares of Stock. Except as otherwise provided in Section 11, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.


SECTION 14.    Nature of Payments.
               ------------------

          14.1 Consideration. All options, shares or payments hereunder shall be
               -------------
granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its subsidiaries by the grantee.

          14.2 Other Plans.   No options, shares or payments hereunder shall,
               -----------
unless otherwise determined by the Committee and expressly set forth in the option agreement, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (a) any pension, retirement, life insurance or other benefit plan of the Company or any subsidiary or (b) any agreement between the Company or any subsidiary and the grantee.

          14.3 Waiver.   By accepting an option under the Plan, the grantee
               ------
thereby waives any claim to the continued exercisability of an option or to damages or severance entitlement related to non-continuation of the option beyond the period provided herein or in the applicable option agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the grant date of the option.














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                                                                              16


SECTION 15.    Non-Uniform Determinations.
               --------------------------

          The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, options under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective option agreements, as to (a) the persons to receive options under the Plan, (b) the terms and provisions of options under the Plan and (c) the treatment of leaves of absence pursuant to Section 6.6(d).


SECTION 16.    Other Payments or Options.
               -------------------------

          Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any subsidiary or the Committee from making any option, award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect; provided, however, that the option agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to insure that the penalty provisions of section 4999 of the Code will not apply with respect to any option granted under the Plan.


SECTION 17.    Reorganization.
               --------------

          In the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a Change of Control after the date of the adoption of this Plan or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion, by written notice to a grantee, provide that such grantee's options will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice. The Committee also may in its discretion by written notice to a grantee provide that all or some of the restrictions on any of his options may lapse in the event of a Reorganization Event